Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the combined financial statements of the Research-Based Pharmaceuticals Business of Abbott Laboratories (“AbbVie”) dated June 4, 2012, appearing in AbbVie Inc.’s Registration Statement on Form 10 (Commission File No. 001-35565) for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 19, 2012